Exhibit 2.1

LLC MEMBERSHIP PURCHASE AGREEMENT

THIS LLC MEMBERSHIP PURCHASE AGREEMENT (the “Agreement”) is made as of the 1st day of September, 2010, by and Jonathan Hopp (the “Seller”) and JH Designs, Inc., a Nevada corporation and (the “Purchaser”).

1.  Purchase and Sale of Shares.  The Seller hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Seller, a 100% limited liability interest (the “LLC Interest”) of Staged for Success LLC, a California limited liability company, at a purchase price of One Dollar ($1.00).

2.  Representations and Warranties of the Seller.  The Seller hereby represents and warrants to the Purchaser that the Seller (i) has full legal and beneficial ownership in and to the LLC Interest, that the LLC Interest is free of any and all claims, liens and encumbrances, and there exist no restrictions upon the transfer of such LLC Interest, (ii) has been the sole member, manager, officer of the LLC since its inception, and (iii) the LLC Interest is the sole limited liability company interest or other security ever issued by the LLC.

3.  Representations and Warranties of Purchaser.  The Purchaser hereby represents and warrants to the Seller that the Purchaser (i) has full power and authority to enter into this Agreement and is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to carry on its business as now conducted, and (ii) all action on the part of the Purchaser necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Purchaser hereunder, including, without limitation, the payment of the Purchase Price for the LLC Interest being sold to the Purchaser hereunder has been taken, and the Purchaser has all requisite power and authority to enter into this Agreement.

4.  Mutual Representations and Warranties Regarding Consents, Approvals, and Conflicts.  Each of the parties to this agreement represents and warrants to the other that the execution and delivery of this Agreement by the parties does not, and the performance of this Agreement by the parties will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority.  The execution, delivery and performance of this Agreement by the Purchaser does not (i) conflict with or violate the charter or by-laws, partnership or other governing documents of the Purchaser, or (ii) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination, contract or award applicable to a party to this Agreement.

5.  Effectiveness of Representations and Warranties.  The parties’ representations and warranties contained in this Agreement shall be true and correct, and with the same effect as though such representations and warranties had been made, on and as of the date that the transaction contemplated by Section 1 hereof is completed.

6.  Waiver.  The waiver by either party of the breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

7.  Assignment. No party hereto may transfer or assign this Agreement without the prior written consent of the other parties.

8.  Entire Agreement.  This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

9. Counterparts.  This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

10.  Electronic Signatures.  Facsimile or scanned e-mail attachment transmission of any signed original document, and the retransmission of any signed facsimile or scanned e-mail attachment transmission, shall be the same as delivery of the original signed document.  At the request of any party, a party shall confirm documents with a facsimile transmitted signature by signing an original document.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

By:  /s/ Jonathan Hopp

        Jonathan Hopp

PURCHASER:

JH DESIGNS, INC.

By:  /s/ Jonathan Hopp

        Name:  Jonathan Hopp

        Its:  President